TECNOGLASS ANNOUNCES 12% RAISE To Regular Quarterly Dividend
Beginning in Third Quarter 2017

- Sets TIMING OF Regular Quarterly Dividend For Second Quarter 2017 -

BARRANQUILLA, Colombia –May 11, 2017 –Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today announced the timing for the payment of its declared regular quarterly dividend of $0.125 per share for the second quarter of 2017. The dividend will be payable on July 28, 2017 to shareholders of record as of the close of business on June 30, 2017.

The dividend for the second quarter of 2017 will be paid in cash or ordinary shares, to be chosen at the option of holders of ordinary shares during an election period beginning July 3, 2017 and lasting until 5:00 P.M. Eastern Time on July 21, 2017. The value of the ordinary shares to be used to calculate the number of shares to be issued with respect to that portion of the dividend payable in ordinary shares shall be the average of the closing price of the Company’s ordinary shares on NASDAQ during the period from July 10, 2017 through July 21, 2017. If no choice is made during this election period, the dividend for this election period will be paid in ordinary shares of the Company.

The Company further announced that commencing with the quarterly dividend for the third quarter of 2017 through the dividend for the second quarter of 2018, the dividend will be increased by 12% to $0.14 per share, or $0.56 per share on an annual basis. The quarterly dividend of $0.14 per share for the third quarter of 2017 will be payable to shareholders of record as of the close of business on September 29, 2017.

José Manuel Daes, Chief Executive Officer of Tecnoglass, commented, “We are pleased to increase our dividend by 12% for shareholders, which reaffirms our commitment to delivering strong operational performance to drive additional value. Our growing customer relationships, attractive cash flow and strong balance sheet are a powerful foundation for our continued success. These positive fundamentals support our strengthened dividend policy while allowing us the flexibility to continue investing in our growth objectives.”

Energy Holding Corp., the majority shareholder of the Company, has irrevocably elected to receive any quarterly dividends declared through the second quarter of 2018 in ordinary shares, as opposed to cash.

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies more than 900 customers in North, Central and South America, with the United States accounting for approximately 62% of revenues in 2016. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 UN Plaza (New York), Trump Plaza (Panama), Fordham University Law School (New York), Brickell City Center (Miami), and The Woodlands (Houston). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. In particular there can be no assurance that Tecnoglass will be able to continue to make regular quarterly dividend payments to the holders of its ordinary shares or achieve any of its corporate objectives. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

Deputy CFO

305-503-9062

investorrelations@tecnoglass.com

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